UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 25, 2006

                                ASHLAND INC.
             (Exact name of registrant as specified in its charter)

                                    Kentucky
                 (State or other jurisdiction of incorporation)

                       1-32532                               20-0865835
              (Commission File Number)                    (I.R.S. Employer
                                                        Identification No.)

      50 E. RiverCenter Boulevard, Covington, Kentucky       41012-0391
          (Address of principal executive offices)           (Zip Code)

             P.O.   Box 391, Covington, Kentucky             41012-0391
                    (Mailing Address)                        (Zip Code)

        Registrant's telephone number, including area code (859) 815-3333


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 2230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

     On January 25, 2006, Ashland Inc. announced that its board of directors increased the amount of the remaining authorization under the share repurchase program by an additional $176 million.

     Originally authorized in July 2005 in the amount of $270 million, the stock repurchase program is designed to purchase shares from time to time in the open market. Through December 31, 2005, $196 million of Ashland shares had been repurchased under the original authorization at an average price of $55.40 per share, with $74 million authorization remaining. The increased authorization brings the total amount of the program to $250 million.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              ASHLAND INC.
                               -------------------------------------------
                                              (Registrant)



Date:  January 25, 2006                  /s/ J. Marvin Quin
                               --------------------------------------------
                               Name:     J. Marvin Quin
                               Title:    Senior Vice President and
                                         Chief Financial Officer




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